                                                                   EXHIBIT 23.7

                   [LETTERHEAD OF J.P. MORGAN SECURITIES INC.]

                     CONSENT OF J.P. MORGAN SECURITIES INC.

      We hereby consent to (i) the use of our opinion letter dated February 18, 1998 to the Board of Trustees of Corporate Property Investors, Inc.("CPI"), included as Annex D to the Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of a substantially wholly owned subsidiary of CPI and Simon DeBartolo Group, Inc., and (ii) the references to such opinion in such Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of person whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

J.P. MORGAN SECURITIES INC.


By: /s/ JOHN R. PERKINS
   ----------------------
   Name: John R. Perkins
   Title: Vice President

   June 29, 1998